EXHIBIT 32.1

SECTION 1350 CERTIFICATION

OF CHIEF EXECUTIVE OFFICER

In connection with this quarterly report on Form 10-Q of Thor Industries, Inc. for the period ended October 31, 2017, I, Robert W. Martin, President and Chief Executive Officer of Thor Industries, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	this Form 10-Q for the period ended October 31, 2017 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in this Form 10-Q for the period ended October 31, 2017 fairly presents, in all material respects, the financial condition and results of operations of Thor Industries, Inc.

DATE: November 27, 2017	/s/ Robert W. Martin
Robert W. Martin
President and Chief Executive Officer
(Principal executive officer)